                                                                     EXHIBIT 4.2


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 4th day of January, 1995, by and between RHODES, INC., a Georgia corporation (hereinafter referred to as "Borrower") with its chief executive office and principal place of business at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, and WACHOVIA BANK OF GEORGIA, N.A., a national banking association (hereinafter referred to as "Lender") with an office at 191 Peachtree Street, N.E., Atlanta, Georgia 30303.

                                R e c i t a 1 s:

         Lender and Borrower are parties to a certain Loan and Security Agreement dated February 24, 1994 (as at any time amended, the "Loan Agreement") pursuant to which Lender has made certain revolving credit loans to Borrower.

         The parties desire to amend the Loan Agreement as hereinafter set forth.

         NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

         2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

         (a) By deleting the definition of "Credit Card Receivables Collateral" contained in Section 1.1 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

                 "Credit Card Receivables Collateral" shall mean any and all rights to payment that Borrrower may now or hereafter have from a customer or any other Person in connection with any purchase of goods from Borrower by such customer through the customer's use of a credit card, including, without limitation, any and all rights to payment that Borrower may have at any time under or by virtue of the Beneficial Agreement or any other present or future agreement and pursuant to which Borrower is entitled to payment or remittance by reason of Borrower's honoring of any credit card of a customer.

         (b) By deleting Section 9.3 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

                 9.3 Capital Expenditures and Leases. Borrower shall not make capital expenditures (including, without limitation, by way of capital leases) which in the aggregate, as to Borrower and its Subsidiaries, exceed (i) $15,000,000 for the fiscal years ending February 28, 1995 and February 28, 1996, and (ii) $10,000,000 for each fiscal year of Borrower thereafter.

         (c) By deleting Section 9.5 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:

                 9.5 Distributions. Borrower shall not make any Distributions; provided, however, that, so long as no Default Condition or Event of Default exists at the time of or would result from the making of such Distribution, Borrower may make Distributions to its shareholders in an amount not to exceed, in the aggregate during the term of this Agreement (i) $5,000,000 plus (ii) commencing with the fiscal quarter beginning on March 1, 1995, thirty-five percent (35%) of Consolidated Net Income for each fiscal quarter of Borrower, on a cumulative basis.

         (d) Exhibit A to the Loan Agreement is hereby deleted in its entirety and Exhibit A attached to this Amendment is hereby substituted in lieu thereof.

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         3.      AMENDMENT FEE. In consideration of Lender's willingness to enter into this Amendment, Borrower hereby agrees to pay to Lender an amendment fee of $2,500, in immediately available funds, on the date hereof.

         4. RATIFICATION AND REAFFIRMATION. Borrower hereby ratifies and reaffirms each of the Loan Documents and all of Borrower's covenants, duties and liabilities thereunder.

         5. ACKNOWLEDGEMENTS AND STIPULATIONS. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Revolver Loans on January 4, 1995, totalled $0.00.

         6. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default Condition or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and after giving effect to this Amendment, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

         7. EXPENSES OF LENDER. Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel.

         8. RELEASE OF CLAIMS. To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and the officers, directors, agents, employees, successors and assigns of Lender from all liabilities, claims, demands, actions or causes or actions of any kind (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown that it now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise.

         9. GOVERNING LAW. The Amendment shall be binding upon and construed in accordance with the internal laws of the State of Georgia.

         10. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         11. NO NOVATION. ETC.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other

Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof.

         12. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         13. WAIVER OF JURY TRIAL. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in Atlanta, Georgia, and delivered by their respective duly authorized officers on the date first written above.


ATTEST:                                    RHODES, INC.
                                           ("BORROWER")


/s/ Barbara W. Snow                        By: /s/ Joel H. Dugan, Senior Vice
- --------------------                           ------------------------------
Barbara W. Snow,                               Joel H. Dugan, Senior Vice
  Assistant Secretary                            President

                    [Signatures continued on following page]

                                        WACHOVIA BANK OF GEORGIA, N.A.

                                        By: /s/ Kevin B. Harrison
                                            -------------------------------
                                            Title: Assistant Vice President
                                                   ------------------------

                                  EXHIBIT "A"

                              COLLATERAL LOCATIONS


2507 Dawson Road
Albany, Georgia 31707

1071 Patton Avenue
Asheville, North Carolina 28806

P.O. Box 6468
Athens, Georgia 30604

119-C N. Cobb Parkway
Marietta, Georgia 30062

369 N. Central Avenue
Hapeville, Georgia 30354

3655 Memorial Drive
Decatur, Georgia 30032

3380 Florence Road
Powder Springs, Georgia 30073

4363 N.E. Exp. Access Road
Doraville, Georgia 30341

6851 Shannon Parkway
Union City, Georgia 30291

5955 Stewart Parkway
Douglasville, Georgia 30135

2338 Henry Clower Boulevard
Snellville, Georgia 30278

1680-J Highway 138
Conyers, Georgia 30208

633 Holcomb Bridge Road
Roswell, Georgia 30076

3360 Wrightsboro Road
Augusta, Georgia 30909

2700 19th Street North
Birmingham, Alabama 35207

1686 Montgomery Highway
Hoover, Alabama 35216

1970 Bessemer Road
Birmingham, Alabama  35208
1632 Center Point Road
Center Point, Alabama  35215

1847 Crestwood Boulevard
Birmingham, Alabama  35210

4836 14th Street West
Bradenton, Florida  34207

1290 Highway 7
Charleston, South Carolina  29407

8570 Rivers Avenue
North Charleston, South Carolina  29418

6191 E. Independence Boulevard
Charlotte, North Carolina  28212

5533 Westpark Drive
Charlotte, North Carolina  28217

4430 Tamiami Trail
Charlotte Harbor, Florida  33950

6933 Lee Highway
Chattanooga, Tennessee  37421

1500 Two Notch Road
Columbia, South Carolina  29204

3166 Macon Road
Columbus, Georgia  31907

2700 Ross Clark Circle
Dothan, Alabama  36301

4521 Chapel Hill Boulevard
Durham, North Carolina  27707

P.O. Box 35168
Fayetteville, North Carolina  28303

5370 Cleveland Avenue
Ft. Myers, Florida  33907

328 Racetrack Road
Ft. Walton, Florida  32548

2305 N.W. 13th Street
Gainesville, Florida  32601

3407 Highpoint Road
Greensboro, North Carolina  27417

P.O. Box 6309 Station B
Greenville, South Carolina  29606

429 Pass Road
Gulfport, Mississippi  39507

2501 University Drive, N.W.
Huntsville, Alabama  35816

4290 Lakeland Drive, E.
Jackson, Mississippi  39208

4025 Northview Drive
Jackson, Mississippi  39206

4700 Walgreen Road
Jacksonville, Florida  32209

5960 Beach Boulevard
Jacksonville, Florida  32207

266-25 Blanding Boulevard
Orange Park, Florida  32073

4700 Walgreen Road
Jacksonville, Florida  32209

410 North Peters Road
Knoxville, Tennessee  37922

2601 Nicholasville Road
Lexington, Kentucky  40503

P.O. Box 36126
Louisville, Kentucky  40233

P.O. Box 36126
Louisville, Kentucky  40233

P.O. Box 36126
Louisville, Kentucky  40233

2086 Eisenhower Parkway
Macon, Georgia  31206

7535 W. Fourth Avenue
Hialeah, Florida  33016

7685 Pines Boulevard
Pembroke Pines, Florida  33024

3712 Airport Boulevard
Mobile, Alabama  36608

2525 Eastern Bypass
Montgomery, Alabama  36117

5295 N. Tamiami Trail
Naples, Florida  33940

15115 Old Hickory Boulevard
Nashville, Tennessee  37211

1028 Gallatin Road, S.
Madison, Tennessee  37115

2235 Gallatin Road, N.
Madison, Tennessee  37115

344 White Bridge Road
Nashville, Tennessee  37209

2418 E. Colonial Drive
Orlando, Florida  32803

5510 W. Colonial Drive
Orlando, Florida  32803

420 W. State Road, #436
Altamonte Springs, Florida  32714

901 Landstreet Road
Orlando, Florida  32824

9421 Orange Blossom Trail
Orlando, Florida  32837

298 S. Yonge Street
Ormond Beach, Florida  32174

1318 W. Fifteenth Street
Panama City, Florida  32401

5316 N. Davis Highway
Pensacola, Florida  32503

527 E. Fontaine Street
Pensacola, Florida  32503

5920 Glenwood Avenue
Raleigh, North Carolina 27612

3501 Spring Forest Road
Raleigh, North Carolina 27604

105 Tibet Avenue
Savannah, Georgia  31406

300 W. Blackstock Road
Spartanburg, South Carolina  29301

5690 Campus Parkway
Hazelwood, Missouri  63042

5690 Campus Parkway
Hazelwood, Missouri  63042

3900 Union Road
St. Louis, Missouri  63125

105 Commerce Lane
Fairview Heights, Illinois  62208

411 Midrivers Mall Drive
St. Peters, Missouri  63376

1122 Thomasville Road
Tallahassee, Florida 32303

1266 South 41 By-Pass
Venice, Florida 34292

460 S. College Road
Wilmington, North Carolina 28403

1590 Peters Creek Parkway
Winston-Salem, North Carolina 27103

870 Cobb Place Boulevard
Suite 200
Kennesaw, Georgia 30144

1972 Mt. Zion Road
Morrow, Georgia 30260

2340 Pleasant Hill Road
Duluth, Georgia 30136

277 Harbison Boulevard
Columbia, South Carolina 29212

349 Plaza Drive
Eustis, Florida 32726

                                  RHODES, INC.
                           4370 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30319
                                 (404) 264-4625
                               FAX (404) 264-4701

       JOEL H. DUGAN
   SENIOR VICE-PRESIDENT
FINANCE AND ADMINISTRATION

                                                                November 9, 1994



AIRBORNE EXPRESS




Mr. Kevin B. Harrison
Assistant Vice President
Wachovia Bank of Georgia
191 Peachtree Street NE
Atlanta, GA 30303-1757

Dear Mr. Harrison:

   In accordance with Section 2.8 of the Loan and Security Agreement by and between Rhodes, Inc. (the "Borrower") and Wachovia Bank of Georgia, N.A. (the "Lender"), dated February 24, 1994, requests that the Lender extend the Original Term for an additional period of one year which will extend the expiration date from February 24, 1996 to February 24, 1997.

   If the Lender agrees, please sign below and return one executed copy to my attention.

                                              Very truly yours,

                                              /s/ Joel H. Dugan
                                              Joel H. Dugan

AGREED:

WACHOVIA BANK OF GEORGIA, N.A.

BY: /s/ Ken B. Harrison
   ---------------------------

DATE: 11/20/94
     -------------------------